                       EXHIBIT 23.1: ACCOUNTANTS' CONSENT

                          CONSENT OF ERNST & YOUNG LLP

         We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-24114, 33-32664, 33-62301 and 333-17955)
and Form S-8 (File Nos. 33-6989, 33-15729, 33-53954, 33-14698, 33-15089,
33-32663, 33-54562, 33-53523, 33-53525, 33-53537, 333-67247, 333-67249 and
333-83897) and related prospectuses of our report dated February 1, 2001, except for Note 15, as to which the date is February 28, 2001, with respect to the consolidated financial statements and schedule of Reebok International Ltd included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/Ernst & Young LLP

--------------------
Boston, Massachusetts
March 20, 2001